AXA EQUITABLE LIFE INSURANCE COMPANY

           ENDORSEMENT APPLICABLE TO THE STRUCTURED INVESTMENT OPTION

This Endorsement is part of your Contract and its provisions will apply instead of any Contract provisions to the contrary. This Endorsement applies only if the Structured Investment Option is available under your Contract.

In this Endorsement, "we", "our" and "us" mean AXA Equitable Life Insurance Company and "you" and "your" mean the Owner.

FOR EXISTING CONTRACTS THE FOLLOWING WILL APPEAR:

[This Endorsement is effective upon your receipt.]

[THE FOLLOWING PROVISION REPLACES THE "TEN DAYS TO EXAMINE CONTRACT" PROVISION ON THE COVER PAGE OF YOUR CONTRACT:

TEN DAYS TO EXAMINE CONTRACT - Not later than ten days after you receive this Contract, you may return it to us. We will cancel it and refund any Contribution you made to us, plus or minus any investment gain or loss which applies to the Investment Options from the date such Contribution was allocated to such Option to the date of cancellation.]

THE FOLLOWING IS ADDED AT THE BOTTOM OF THE FRONT COVER:

The portion of the Annuity Account Value in the Structured Investment Option (Part II A) may increase or decrease in value based on the performance of external Indices subject to the applicable Performance Cap Rate and Segment Buffer.

PART I - DEFINITIONS

THE FOLLOWING SECTION IS REPLACED WITH THE FOLLOWING:

SECTION 1.14  INVESTMENT OPTION

"Investment Option" includes the Structured Investment Option, the Guaranteed Interest Option, a Separate Account, or a sub-division of a Separate Account.

THE FOLLOWING SECTION IS ADDED:

SECTION 1.22A  STRUCTURED INVESTMENT OPTION

"Structured Investment Option" means the Segments described in Part II A. The Annuity Account Value in the Structured Investment Option is the sum of your Annuity Account Value in the Segments.


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THE FOLLOWING SECTION IS REPLACED WITH THE FOLLOWING:

SECTION 1.24 VARIABLE INVESTMENT OPTION

"Variable Investment Option" means a separate account or a subdivision of a Separate Account and it includes the Segment Type Holding Accounts available under the Contract. A Variable Investment Option may invest its assets in an Investment Fund.


PART II A IS ADDED TO YOUR CONTRACT AS FOLLOWS:

                    PART II A - STRUCTURED INVESTMENT OPTION

SECTION 2A.01 DEFINITIONS

In this Part II A, we define certain terms that are used in connection with the Structured Investment Option.

SECTION 2A.01(A)  INDEX

"Index" means the reference price, not including dividends, used to determine the Segment Rate of Return for a Segment Type. We currently offer Segment Type(s) based on the performance of the [S&P 500 Price Return Index]. [In the future, we may offer Segment Types based on other Indices. Such Indices are listed in Attachment A to this Endorsement. We will notify you if and when they become available.]

SECTION 2A.01(B)  INDEX PERFORMANCE RATE

"Index Performance Rate" means, for any Segment, the percentage change in the value of the related Index from the Segment Start Date to the Segment Maturity Date. This calculation, called the point-to-point method, compares the change in the Index between two discrete points in time, namely the Segment Start Date and the Segment Maturity Date. The Index Performance Rate may be positive or negative.

SECTION 2A.01(C)  PARTICIPATION RATE

The "Participation Rate" determines how much of the Index Performance Rate is used to calculate the Segment Rate of Return on the Segment Maturity Date. Segment Types may have different Participation Rates. The Participation Rate for the [S&P 500 Price Return Index] is [100%]. [Future Segments could have different Participation Rates. Such Participation Rates are shown in Attachment
A. We will notify you if and when they become available.]

SECTION 2A.01(D)  PERFORMANCE CAP RATE

"Performance Cap Rate" means the highest Segment Rate of Return that can be credited on a Segment Maturity Date. We set the Performance Cap Rate for each new Segment on the Segment Start Date. We reserve the right to set the Performance Cap Rate at any time prior to the Segment Start Date. The Performance Cap Rate may vary for each Segment. We may set Performance Cap Rates for new Contracts that are different than the Performance Cap Rates

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we set during that period for the same Segment under existing Contracts. It is not an annual rate of return.

SECTION 2A.01(E)  PERFORMANCE CAP THRESHOLD

"Performance Cap Threshold" means the minimum Performance Cap Rate you specified as a Segment Participation Requirement that must be met in order for amounts to be transferred from the Segment Type Holding Account or from a maturing Segment into a new Segment. If we notify you that Performance Cap Thresholds are available, you may specify such Thresholds. A Performance Cap Threshold will remain in effect until we receive your election with a new threshold selected. We may discontinue availability of Performance Cap Thresholds with advance notice to you.

SECTION 2A.01(F)  SEGMENT

"Segment" means an Investment Option we establish with a specific Index, Segment Duration, Segment Buffer, Segment Maturity Date, Performance Cap Rate, and Participation Rate. We may suspend or discontinue the availability of the Segment with advance notice to you.

SECTION 2A.01(G)  SEGMENT BUFFER

"Segment Buffer" means the maximum percentage decline in the performance of the Index during a Segment Duration that will be absorbed under the Contract with no resulting reduction in the Segment Maturity Value for a Segment held until its Segment Maturity Date. Any percentage decline in the Segment's Index Performance Rate multiplied by the Participation Rate that is in excess of the Segment Buffer reduces your Segment Maturity Value. We currently offer Segment Buffer(s) of [-10%]. [ In the future, we may offer different Segment Buffers. Such Segment Buffers are shown in Attachment A. We will notify you if and when they become available.]

SECTION 2A.01(H)  SEGMENT BUSINESS DAY

"Segment Business Day" means, generally, any Business Day on which an Index price is expected to be published for all Segments having a scheduled Segment Start Date or Segment Maturity Date in that month, as described below, and generally ends at 4:00 pm Eastern Time or such other time as we state in writing to you. If any given day is not a day on which the Index price is scheduled to be published for any such Index, then that day is not a Segment Business Day for any Segment. We will notify you of the days an Index price is scheduled to be published for any new or changed Index we designate. A day may be a "Business Day" for other purposes under the Contract but may not be a Segment Business Day. We schedule Segment Start Dates and Segment Maturity Dates to occur on Segment Business Days.

A Segment Business Day generally occurs on any day that all Indices shown in Attachment A publish a price.

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The Segment Maturity Dates and Segment Start Dates based on Segment Business
Days for [2011 and 2012] are listed below. We will provide Segment Maturity and Segment Start Dates for subsequent years in the future.

--------------------------------------------------------------------------
MONTH                        [2011]                       [2012]
                  ------------------------------ -------------------------
                    SEGMENT        SEGMENT         SEGMENT      SEGMENT
                   MATURITY       START DATE      MATURITY    START DATE
                     DATE                           DATE
--------------------------------------------------------------------------
JANUARY              [N/A          Tues. 18      [Tues. 17      Wed. 18
--------------------------------------------------------------------------
FEBRUARY              N/A          Tues. 15       Tues. 14      Wed. 15
--------------------------------------------------------------------------
MARCH                 N/A          Tues. 15        Wed. 14    Thurs. 15
--------------------------------------------------------------------------
APRIL                 N/A           Fri. 15        Mon. 16     Tues. 17
--------------------------------------------------------------------------
MAY                   N/A           Mon. 16        Mon. 14     Tues. 15
--------------------------------------------------------------------------
JUNE                  N/A           Wed. 15      Thurs. 14      Fri. 15
--------------------------------------------------------------------------
JULY                  N/A           Fri. 15        Mon. 16     Tues. 17
--------------------------------------------------------------------------
AUGUST                N/A           Mon. 15       Tues. 14      Wed. 15
--------------------------------------------------------------------------
SEPTEMBER             N/A          Thurs 15        Fri. 14      Mon. 17
--------------------------------------------------------------------------
OCTOBER             Fri. 14         Mon. 17        Mon. 15     Tues. 16
--------------------------------------------------------------------------
NOVEMBER            Mon. 14        Tues. 15        Wed. 14    Thurs. 15
--------------------------------------------------------------------------
DECEMBER            Wed. 14        Thurs 15]       Fri. 14      Mon. 17]
--------------------------------------------------------------------------

SECTION 2A.01(I)  SEGMENT DURATION

"Segment Duration" means the period from the Segment Start Date to the Segment Maturity Date. The available Segment Duration for the [S&P 500 Price Return Index] is [1] year. [In the future, we may offer Segment Duration(s) of more than one year. Such Segment Durations are shown in Attachment A. We will notify you if and when they become available.]

SECTION 2A.01(J)  SEGMENT INTERIM VALUE

"Segment Interim Value" means the Annuity Account Value in a Segment prior to the Segment Maturity Date.

SECTION 2A.01(K)  SEGMENT INVESTMENT

"Segment Investment" means the amount of your initial allocation to a Segment, adjusted for any withdrawals (including any withdrawal charges and other charges).

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SECTION 2A.01(L) SEGMENT MATURITY DATE

"Segment Maturity Date" means the Segment Business Day a Segment ends. A Segment Maturity Date must occur on a Segment Business Day which is generally the 14th of the same month as the Segment Start Date in the calendar year in which the Segment Duration ends. The Segment Maturity Date will be the next Segment Business Day if the 14th is not a Segment Business Day. The Segment Maturity Date for the Segment maturing in a given month and the Segment Start Date for a new Segment starting in the same month will always occur on the first two consecutive Segment Business Days, occurring after the 13th calendar day of a month.

SECTION 2A.01 (M) SEGMENT MATURITY DATE REQUIREMENT

"Segment Maturity Date Requirement" means you will not be invested in a Segment if the Segment Maturity Date is later than your Contract's Maturity Date.

SECTION 2.01(N)  SEGMENT MATURITY VALUE

"Segment Maturity Value" means the sum of your Segment Investment and your Segment Return Amount in a Segment on the Segment Maturity Date as described in
Section 2B.05 of this Endorsement.

SECTION 2A.01(O)  SEGMENT PARTICIPATION REQUIREMENTS

"Segment Participation Requirements" means the requirements that must be met before we transfer amounts from a Segment Type Holding Account to a new Segment on a Segment Start Date. The Segment Participation Requirements are described in
Section 3A.01 of this Endorsement.

SECTION 2A.01(P) SEGMENT RATE OF RETURN

"Segment Rate of Return" means a rate equal to the Index Performance Rate multiplied by the Participation Rate. Your Segment Rate of Return is determined as follows:

--------------------------------------------------------------------------------------------------------
IF THE INDEX PERFORMANCE RATE MULTIPLIED BY THE        THEN THE SEGMENT RATE OF RETURN WILL BE:
PARTICIPATION RATE:
--------------------------------------------------------------------------------------------------------
Exceeds the Performance Cap Rate                       Equal to the Performance Cap Rate

--------------------------------------------------------------------------------------------------------
Is positive but is less than or equal to the           Equal to the Index Performance Rate multiplied by
Performance Cap Rate                                   the Participation Rate

--------------------------------------------------------------------------------------------------------
Is between zero and the Segment Buffer inclusive       Equal to 0%
--------------------------------------------------------------------------------------------------------
Is more negative than the Segment Buffer               Negative, to the extent the percentage decline
                                                       exceeds the Segment Buffer

--------------------------------------------------------------------------------------------------------

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SECTION 2A.01(Q)  SEGMENT RETURN AMOUNT

"Segment Return Amount" means an amount equal to the Segment Rate of Return multiplied by your Segment Investment on the Segment Maturity Date. The Segment Return Amount is added to, or subtracted from, the Segment Investment to determine your Segment Maturity Value as described in Section 2B.05.

SECTION 2A.01(R)  SEGMENT START DATE

"Segment Start Date" means the Segment Business Day on which a new Segment is established. A Segment Start Date must occur on a Segment Business Day.

SECTION 2A.01(S)  SEGMENT TYPE

"Segment Type" means all Segments that have the same Index, Segment Duration, Segment Buffer and Participation Rate. The Segment Type(s) currently available is the [S&P 500 Price Return Index] for a Segment Duration of [1] year and Segment Buffer of [-10%]. [We may offer other Segments Types in the future. Such Segment Types are shown in Attachment A. We will notify you if and when they become available.]

SECTION 2A.01(T)  SEGMENT TYPE HOLDING ACCOUNT

"Segment Type Holding Account" means an account that holds all contributions and transfers allocated to a Segment pending investment in a Segment. There is a Segment Type Holding Account for each Segment Type. A Segment Type Holding Account is a Variable Investment Option and is part of the [EQ/Money Market Variable Investment Option]. We have the right to designate another Investment Option for purposes of the Segment Type Holding Account. We will notify you of any such change prior to our use of any alternative Investment Option for the Segment Type Holding Account.



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PART II B IS ADDED TO YOUR CONTRACT AS FOLLOWS:

                  OPERATION OF THE STRUCTURED INVESTMENT OPTION

SECTION 2B.02  INVESTMENT IN A SEGMENT ON A SEGMENT START DATE

We may establish new Segments on Segment Start Dates. Your Annuity Account Value in a Segment Type Holding Account is automatically transferred to the next new Segment on its Segment Start Date, provided Segment Participation Requirements described in Section 3A.01 of this Endorsement are met.

SECTION 2B.03  ALLOCATION OPTIONS ON A SEGMENT MATURITY DATE

We will notify you at least [45] days prior to a Segment Maturity Date. If you have not provided us with instructions for allocation of the Segment Maturity Value, your Segment Maturity Value will be allocated to the Segment Type Holding Account for Segments of the same Segment Type as the Segment that matured for transfer to the next new Segment of that Type as described in Section 3A.01 of this Endorsement. However, if the same Segment Type has been terminated, your Segment Maturity Value will be transferred to the [EQ/Money Market Variable Investment Option].

We will use your Segment Maturity Date instruction on file to allocate the Segment Maturity Value to available Investment Options. You may change your instruction on file at any time by sending us the proper form. Changes will be effective on the Business Day of receipt by us, but for any particular Segment Maturity Date, the change must be received by us before the Segment Maturity Date.

SECTION 2B.04  SEGMENT INTERIM VALUE

We determine the Interim Value of your investment in a Segment on each Segment Business Day based on the estimated current value of financial instruments representing our obligation to provide your Segment Maturity Value on the Segment Maturity Date, including (i) a fixed instrument that, with interest at the rate for such instruments on the Segment Start Date, matures on the Segment Maturity Date with a maturity value equal to the Segment Investment, and (ii) put and call options or similar instruments representing the potential Index Performance Rate for the Segment. However, your Segment Interim Value will not exceed the sum of (i) your Segment Investment plus (ii) your Segment Investment multiplied by the portion of the Segment's Performance Cap Rate corresponding to the elapsed portion of the Segment's Duration; we may determine this cap on the Segment Interim Value on a periodic basis, such as monthly or quarterly, rather than daily. Our Interim Value methodology is on file with the insurance regulator in New York State, our state of domicile.

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SECTION 2B.05  SEGMENT MATURITY VALUE

We determine your Segment Maturity Value on the Segment Maturity Date based on your Segment Rate of Return as shown in the table in Section 2A.01(p) and your Segment Return Amount as described in Section 2A.01(q). Your Segment Maturity Value is the sum of your Segment Investment plus or minus your Segment Return Amount on the Segment Maturity Date.

A Segment ends upon its Segment Maturity Date. Upon maturity of a Segment, the Segment Maturity Value is transferred as described in Section 2B.03 of this Endorsement.

SECTION 2B.06  DISCONTINUATION OF OR SUBSTANTIAL CHANGE TO THE INDEX

We have the right, subject to compliance with applicable law, to:

(a) substitute an alternative Index if the publication of the Index is discontinued, or, at our sole discretion, we determine that our use of the Index should be discontinued or if the calculation of the Index is substantially changed; or
(b) end a Segment if an Index is discontinued or otherwise becomes unavailable to us and no reasonable alternative is then available for substitution of such Index. If we end a Segment before its scheduled Maturity Date, we will determine a Segment Maturity Value, as described in Section 2B.05 using the last reported Index price.

We will notify you of any of the above actions we take.

SECTION 2B.07  CHANGES TO SEGMENT TYPES AND SEGMENTS

We reserve the right to change the Segment Start Date and/or Segment Maturity Date, to change the frequency with which we offer new Segments, to stop offering them, or to temporarily suspend offering new Segments. We also reserve the right to add new Segment Types. We will notify you of any of the above actions we take.

If we temporarily suspend the offering of new Segments for a Segment Type, amounts invested in the Segment Type Holding Account for that Segment Type will remain in the Segment Type Holding Account until the earlier of (i) the next Segment Start Date that Segment Participation Requirements are met on or after the date we lift the suspension or (ii) the Transaction Date on which you instruct us to transfer amounts out of the Segment Type Holding Account.

If the offering of a Segment Type is terminated, amounts invested in a Segment Type Holding Account will be transferred to the [EQ/Money Market Variable Investment Option]. If the terminated Segment is included in your allocations instructions on file, it will be replaced with the [EQ/Money Market Variable Investment Option].

SECTION 2B.08   EFFECT OF AN UNSCHEDULED CLOSE DAY

An unscheduled close day for any given Segment Type is a Segment Business Day on which the value of the Index for the Segment Type is scheduled to be published but is not published. If an unscheduled close day occurs between a Segment Start Date and a Segment Maturity Date, we may defer withdrawals from that Segment as described in Section 9A.03, "Deferment" of this Endorsement. We may also apply the procedures described in Section 2B.06

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SECTION 2B.09  SEPARATE ACCOUNT FOR THE STRUCTURED INVESTMENT OPTION

For all Contracts that offer the Structured Investment Option, we hold in our Separate Account No. [69] an amount equal to the Cash Values for the Structured Investment Option attributable to those Contracts. We have established this separate account and maintain it in accordance with the laws of New York State. Income, realized and unrealized gains and losses from the assets in this separate account are credited to or charged against it without regard to our other income, gains or losses. Assets are placed in this separate account to support the Contract and other annuity contracts. The assets of the separate account are our property. You do not participate in the performance of the separate account. We may transfer assets of the separate account in excess of reserves and other liabilities with respect to such account to another separate account or to our general account.

We may, at our discretion, invest assets of the account in any investment permitted by applicable law. We may rely exclusively on the opinion of counsel (including counsel in our employ) as to what investments we may make as law permits.

We have the right, subject to compliance with applicable law, to:

     (a) add new separate accounts to be used for the same purpose as Separate Account No. [69],
     (b) divide the separate account into two or more separate accounts to be used for the same purpose, and
     (c) combine this separate account with any other separate account that is used for the same purpose.


PART III A IS ADDED TO YOUR CONTRACT AS FOLLOWS:

SECTION 3A.01 CONTRIBUTIONS AND ALLOCATIONS TO THE STRUCTURED INVESTMENT OPTION

Contributions (including on-going payroll deductions, rollover and transfer Contributions) and transfers from other Investment Options allocated to a Segment are initially invested in the Segment Type Holding Account(s) until the next available Segment Start Date.

The minimum amount that can be transferred into a Segment from the Segment Type Holding Account is [$1,000]. Once you have accumulated [$1,000] in the Segment Type Holding Account it will then be transferred into a Segment provided that all other Segment Participation Requirements are met.

All amounts in a Segment Type Holding Account on the Segment Business Day preceding the Segment Start Date will be transferred (unless withdrawn) into the Segment on the Segment Start Date, provided that all Segment Participation Requirements are met. Any such amounts, including the investment results of the Segment Type Holding Account are transferred from the Segment Type Holding Account to the designated Segment.

Amounts allocated on the Segment Start Date to a Segment Type Holding Account are not included in the amounts transferred from the Segment Type Holding Account to a designated

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Segment. Such amounts are transferred from the Segment Type Holding Account to the designated Segment on the Segment Start Date of the following month, provided that all Segment Participation Requirements are met.

Allocations must be in whole numbers and must total 100%. The maximum number of Segments and the Segment Type Holding Account(s) that may be active under your Contract at any given time is [13]. You may not allocate amounts to more than [13] Segments and Segment Type Holding Accounts, combined at any one time. If
(i) a transfer from a Segment Type Holding Account into a Segment or (ii) on a Segment Maturity Date, a transfer from a Segment to a Segment Type Holding Account would cause your Contract to exceed this limit, amounts will be transferred to the [EQ/Money Market Variable Investment Option] as described in the next sentence. As of the close of business on the Segment Business Day prior to the Segment Start Date, if the total number of Segments scheduled to be established on the Segment Start Date would cause the Contract to exceed the [13] limit, amounts in Segment Type Holding Accounts and amounts from maturing Segments scheduled to transfer into Segment Type Holding Accounts will be allocated to the [EQ/Money Market Variable Investment Option] in order of those that would have established new Segments with the least initial Segment Investment first until the number of Segments scheduled to be established will no longer cause the Contract to exceed the limit of [13]. We will notify you if this number changes. Any such change will not affect the Segments in which you currently invest.

On a Segment Maturity Date, any Segment Maturity Value to be transferred to a new Segment pursuant to your Segment Maturity Date instructions or as otherwise provided in Section 2B.03 of this Endorsement is allocated to the Segment Type Holding Account for the designated Segment.

SEGMENT PARTICIPATION REQUIREMENTS

The following Segment Participation Requirements must be met on a Segment Start Date in order for amounts to be transferred to a Segment from a Segment Type Holding Account:

     (a)  the Segment is available;
     (b) the Segment does not have a Segment Duration that extends beyond your Contract's Maturity Date;
     (c)  a minimum of $1,000 is in the Segment Type Holding Account; and
     (d) the Performance Cap Rate is equal to or greater than your Performance Cap Threshold, if any.

In general, amounts that are not transferred because Segment Participation Requirements have not been met will remain in the Segment Type Holding Account and be transferred to the next new Segment for which the Segment Participation Requirements are met. However, if Segment Participation Requirements have not been met because the Segment Type has been terminated, or if new Segment Maturity Dates of that Segment Type would be later than your Contract's Maturity Date, your amount in the Segment Type Holding Account will be transferred to the [EQ/Money Market Variable Investment Option]. We may change the Segment Participation Requirements and will provide you advance notice of any such change.

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PART IV A IS ADDED TO YOUR CONTRACT AS FOLLOWS:

SECTION 4A.02 TRANSFER RULES

TRANSFER RULES -GENERAL

[We reserve the right to:
     (a) limit transfers to the Segment Type Holding Account to no more than once every 30 days.
     (b) require a minimum time period between each transfer into or out of the Segment Type Holding Account.
     (c) establish a maximum dollar amount that may be transferred on any Transaction Date to or from the Segment Type Holding Account.

TRANSFER RULES APPLICABLE TO THE STRUCTURED INVESTMENT OPTION

     (a) You may not transfer into a Segment Type Holding Account if the upcoming Segment would have a Segment Maturity Date that is later than your Contract Maturity Date.
     (b) Amounts transferred into a Segment Type Holding Account on a
         Segment Start Date are not included in any transfer from the Segment Type Holding Account to a Segment that starts on that same day.
     (c) You may transfer out of a Segment Type Holding Account on any date other than a Segment Start Date.
     (d) Transfers on the Segment Start Date from a Segment Type Holding Account to a Segment are automatic provided the Segment Participation Requirements are met.
     (e) Once amounts are transferred from a Segment Type Holding Account to a Segment, transfers into or out of that Segment are not permitted.]

PART V A IS ADDED TO YOUR CONTRACT AS FOLLOWS:

SECTION 5A.01 WITHDRAWALS

Withdrawals will be processed on a pro-rata basis from your Annuity Account Value in the Investment Options as described in the Contract. If those amounts are insufficient, then any additional amount required or the total amount of the withdrawal, as applicable, will be withdrawn from the Segment Type Holding Account(s). If there is insufficient value or no value in the Segment Type Holding Accounts, the balance of the withdrawal, if any, will be taken from the Segments on a pro rata basis.

Alternatively, you may provide specific instructions for how you wish withdrawals to be processed. You may provide instructions so that the withdrawal amount is taken from an Investment Option(s) as described in the Contract as well as from the Segment Type Holding Account. A specific dollar amount or percentage must be provided for each Investment Option.

Amounts cannot be withdrawn from Segments while there is any Annuity Account Value in the other Investment Options.

You may, however, request on a Segment Maturity date to withdraw, in part or in whole, from a Segment, your Segment Maturity Value without regard to the above provisions.

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The minimum lump sum withdrawal amount is [$300].

SECTION 5A.05 LOANS

Loan Amount:

The Segment Interim Value will be used when calculating the amount available for a loan. The amount of the loan cannot be taken from a Segment unless there is no value in the other Investment Options.

Repayments:

As your loan is repaid, amounts taken from a Segment for your loan cannot be allocated back into that Segment. The loan repayment amounts will be allocated to the Guaranteed Interest Option.

PART VI A IS ADDED TO YOUR CONTRACT AS FOLLOWS:

SECTION 6A.02 PAYMENT UPON DEATH

Upon receipt of notification of your death, if we have not received the Beneficiary Requirements described in the Contract, your Contract will continue to remain invested in the Investment Options and no transactions will be permitted except as described in this paragraph with respect to the Structured Investment Option. We will not permit any transfers into or withdrawals from a Segment. Amounts in a Segment Type Holding Account will be transferred to the [EQ/Money Market Variable Investment Option] on the Segment Business Day prior to the Segment Start Date. For Segments in effect on the Segment Maturity Date, amounts will be transferred to the [EQ/Money Market Variable Investment Option] for any Segments that are in effect on that date.

Effect of Death on Amounts Allocated to the Structured Investment Option

If any amounts are held under a Segment, amounts required for the payment of a Death Benefit will be withdrawn from the Segment. Amounts withdrawn from a Segment on a date other than the Segment Maturity Date will reflect the Segment Interim Value.

If amounts are allocated to any Segment at the time of your death, unless required for the payment of a Death Benefit, there will be no withdrawal from a Segment prior to the Segment Maturity Date. Amounts in Segments must remain in the Segments until the Segment Maturity Date.



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PART VIII A IS ADDED TO YOUR CONTRACT AS FOLLOWS:

SECTION 8A.02  ADMINISTRATIVE AND OTHER CHARGES DEDUCTED FROM ANNUITY ACCOUNT
               VALUE

As of each Processing Date, we will deduct Administrative Charges or other Charges related to the administration and/or distribution of this Contract. The Administrative Charge will be deducted from the Annuity Account Value in the Investment Options on a pro rata basis on the last business day of each Contract Year as described in the Contract. If there is insufficient value in those Investment Options the charge will then be deducted from the Segment Type Holding Account(s), then pro rata from the Segments.

PART IX A IS ADDED TO YOUR CONTRACT AS FOLLOWS:

SECTION 9A.03 DEFERMENT

The use of proceeds to provide a payment of a Death Benefit and payment of any portion of the Annuity Account Value (less any Withdrawal Charge that applies) will be made within seven days after the Transaction Date of the request. Payments or proceeds from the Structured Investment Option can be deferred for any period during which (1) any of the stock exchanges is closed or trading is restricted, (2) sales of securities or determination of the fair value of the Investment Option's assets is not reasonably practicable because of an emergency, or (3) the Securities and Exchange Commission, by order, permits us to defer payment in order to protect persons with interests in the Structured Investment Option.

Payments from a Segment may be deferred during an unscheduled close day as described in Section 2B.08.

SECTION 9A.04  REPORTS AND NOTICES

At least once each year until the Contract's Maturity Date, we will send you a report showing:

         (a) the total number of Accumulation Units in the Segment Type Holding Account and the Accumulation Unit Value;

         (b) the dollar amount in the Segment Type Holding Account;

         (c) the Segment Interim Value of each Segment.


In addition, we will send you a report for each new Segment to which the Annuity Account Value was allocated showing the Segment Start Date, Segment Maturity Date and Performance Cap Rate.

A report as described above or any written notice as described in any other Section will be satisfied by our mailing any such report or notice to your last known address as shown in our records. The information provided will be as of a date not more than four months prior to the date of mailing. We will make copies of the reports available to you upon request at no additional cost.

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                                       13

Notices sent to us will not be effective until received at the Processing Office. Your Contract Number should be included in all correspondence.



AXA EQUITABLE LIFE INSURANCE COMPANY

[                                       [
/s/ Christopher M. Condron              /s/ Karen Field Hazin
Christopher M. Condron                  Karen Field Hazin, Vice President and
Chairman, President and                 Secretary and Associate General Counsel]
Chief Executive Officer]











2010SIO201-I

                                 o ATTACHMENT A
                                       o
                         o STRUCTURED INVESTMENT OPTION

     See Sections 2A.01(a); 2A.01(c ); 2A.01(g); 2A.01(i) of the Endorsement
                                  SEGMENT TYPE
                                                     SEGMENT     SEGMENT
                                                     DURATION     BUFFER
  INDEX                                             (YEAR(S))    -------
  ------                                            ---------
  [S&P 500 PRICE RETURN INDEX                       [3 Year      -10%

  S&P 500 PRICE RETURN INDEX                        3 Year       -20%

  S&P 500 PRICE RETURN INDEX                        5 Year       -10%

  S&P 500 PRICE RETURN INDEX                        5 Year       -20%

  S&P 500 PRICE RETURN INDEX                        5 Year       -30%

  INDEX
  -----
  RUSSELL 2000 PRICE RETURN INDEX                   1 Year       -10%

  RUSSELL 2000 PRICE RETURN INDEX                   3 Year       -10%

  RUSSELL 2000 PRICE RETURN INDEX                   3 Year       -20%

  RUSSELL 2000 PRICE RETURN INDEX                   5 Year       -10%

  RUSSELL 2000 PRICE RETURN INDEX                   5 Year       -20%

  RUSSELL 2000 PRICE RETURN INDEX                   5 Year       -30%
  INDEX
  -----
  MSCI EAFE PRICE RETURN INDEX (EAFE INDEX)         1 Year       -10%

  INDEX
  -----
  GOLD MARKET FIXING LTD. PM FIX PRICE/USD          1 Year       -10%
  (GOLD INDEX). (AVAILABLE FOR TSA AND
  GOVERNMENTAL EDC CONTRACTS ONLY)

  INDEX
  -----
  NYMEX WEST TEXAS INTERMEDIATE CRUDE OIL           1 Year       -10%]
  GENERIC FRONT-MONTH FUTURES (OIL INDEX)]
  (AVAILABLE FOR TSA AND GOVERNMENTAL EDC
  CONTRACTS ONLY)


[See Section 2A.01(c).  The Participation Rate for [Gold] and [Oil] is [150%].



2010SIO201-I